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                                                                    EXHIBIT 4(a)


                              CERTIFICATE OF TRUST

                  The undersigned, the trustees of TARGETS TRUST I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

                  i. The name of the business trust being formed hereby (the "Trust") is "TARGETS TRUST I".

                  ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Chase Manhattan Bank Delaware
                  1201 Market Street
                  Wilmington, Delaware  19801

                  iii. This Certificate of Trust shall be effective as of the date of filing.

Dated:  January 30, 1998

                                    /s/Michael J. Day
                                    -----------------------------------------
                                    Name:  Michael J. Day, as Regular Trustee

                                    /s/Charles W. Scharf
                                    -----------------------------------------
                                    Name:  Charles W. Scharf, as Regular Trustee


                                    CHASE MANHATTAN BANK DELAWARE,
                                    as Delaware Trustee

                                    By:/s/Denis Kelly
                                       --------------------------------------
                                       Name: Denis Kelly
                                       Title: Trust Officer


                                    SALOMON SMITH BARNEY HOLDINGS INC.,
                                    as Sponsor

                                    By:/s/Michael J. Day
                                       --------------------------------------
                                       Name: Michael J. Day